UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2011

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Stockholders on May 24, 2011. At the meeting, the following proposals were acted upon:

(1) Two Class II nominees for the Board of Directors were elected to three-year terms, expiring in 2014. The votes were as follows:

Name	For	Withheld	Broker Non-Votes
Mr. John Harkey, Jr.	14,007,964	2,547,082	3,982,136
Mr. Michael B. Targoff	13,866,414	2,688,632	3,982,136

Directors whose terms of office continued after the Company’s 2011 Annual Meeting of Stockholders and who were not subject to election at the 2011 Annual Meeting of Stockholders are Dr. Mark H. Rachesky, Hal Goldstein and Sai Devabhaktuni, whose terms expire in 2012, and Arthur L. Simon and John P. Stenbit whose terms expire in 2013.

(2) Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011. The votes were as follows:

For	19,903,202
Against	13,769
Abstain	620,211

(3) Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement. The votes were as follows:

For	14,012,497
Against	122,381
Abstain	2,420,168

(4) Selection, on a non-binding, advisory basis, of the frequency of future non-binding, advisory votes on compensation paid to the Company’s named executive officers. The votes were as follows:

One Year	14,688,036
Two Years	1,602
Three Years	924,179
Abstain	941,229

The Board of Directors of the Company has determined, taking into account, among other things, the above-referenced shareholder vote, to include, on a non-binding, advisory basis, a shareholder vote on the compensation paid to the Company’s named executive officers in its proxy materials every year until the next required vote on the frequency of shareholder votes on the compensation of its named executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

May 25, 2011	By:	Avi Katz

Name: Avi Katz
Title: Senor Vice President, General Counsel and Secretary